NEWS RELEASE

FOR IMMEDIATE RELEASE                           Stock Symbol: BFSB
November 1, 2005                                Traded on Nasdaq National Market

CONTACT:
Angelo Di Lorenzo
President and Chief Executive Officer
(718) 855-8500


                       BROOKLYN FEDERAL BANCORP ANNOUNCES
          OPERATING RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2005


BROOKLYN, N.Y. - November 1, 2005 - Brooklyn Federal Bancorp, Inc. (Nasdaq National Market: BFSB), the parent company of Brooklyn Federal Savings Bank, today reported net income of $866,000 for the quarter ended September 30, 2005 compared to net income of $1.2 million for the quarter ended September 30, 2004. The company reported basic and diluted earnings of $0.07 per share for the quarter ended September 30, 2005.

The company also reported net income for the fiscal years ended September 30, 2005 and 2004 of $3.8 million and $4.1 million, respectively. Diluted earnings per share was $0.15, applicable only for the period from April 5, 2005, the date of our reorganization and stock offering, to September 30, 2005.

Total assets at September 30, 2005 were $340.9 million, an increase of $32.1 million, or 10.4% compared to total assets of $308.8 million at September 30, 2004. The increase was primarily due to loan portfolio growth by redeploying the proceeds received in the initial public stock offering of the company. Net loans and loans available for sale increased by $40.8 million or 25.1% to $203.9 million at September 30, 2005 from $163.0 million at September 30, 2004. Total securities, which includes available-for-sale and held-to-maturity securities, decreased by $17.4 million or 14.4% to $103.8 million at September 30, 2005 from $121.2 million at September 30, 2004. Investments in time deposits and certificates increased $2.4 million or 34.9% to $9.3 million at September 30, 2005 from $6.9 million at September 30, 2004.

Total deposits decreased by $5.0 million or 1.9% to $251.6 million at September 30, 2005 from $256.6 million at September 30, 2004. Total borrowings, which primarily represents short-term and long-term FHLB advances, decreased by $2.1 million or 20.3% at September 30, 2005 to $8.1 million from $10.2 million at September 30, 2004. Stockholders' equity increased by $38.6 million or 105.5% to $75.2 million at September 30, 2005 from $36.6 million at September 30, 2004. This increase was primarily due to the net proceeds from the initial public stock offering in addition to net income.

COMPARISON OF OPERATING RESULTS FOR THE QUARTERS ENDED SEPTEMBER 30, 2005 AND 2004.

Net interest income before provision for loan losses increased $662,000 or 23.5% to $3.5 million for the quarter ended September 30, 2005 compared to $2.8 million for the quarter ended September 30, 2004. Interest income, for the fourth quarter of fiscal 2005, increased $1.1 million or 26.7% to $4.9 million compared to $3.8 million for the comparable quarter in fiscal 2004. Interest expense increased $362,000 or 35.4% to $1.4 million for the quarter ended September 30, 2005 from $1.0 million for the quarter ended September 30, 2004.

The average balance of net loans increased $33.1 million or 20.2% to $196.8 million for the quarter ended September 30, 2005 compared to $163.7 million for the comparable quarter in fiscal 2004. The total average balance of available-for-sale securities, held-to-maturity securities and other interest-earning assets decreased $3.3 million or 2.5% to $129.3 million for the quarter ended September 30, 2005 compared to $132.6 million for the comparable period in 2004. The average yield on total interest-earning assets increased 78 basis points to 5.97% for the quarter ended September 30, 2005 compared to 5.19% for the comparable period in 2004. The average balance of total deposits, which includes savings accounts, money market, N.O.W. accounts, checking accounts and certificates of deposit, decreased by $4.6 million or 1.8% to $252.3 million for the quarter ended September 30, 2005 compared to $256.9 million for the same quarter in fiscal 2004. The average balance of total borrowings, which primarily includes short and long term advances from the FHLB of New York, decreased by $1.8 million to $8.5 million for the quarter ended September 30, 2005 compared to $10.3 million for the quarter ended September 30, 2004. The average cost of total interest-bearing liabilities increased 59 basis points to 2.12% from 1.53% for the quarter ended September 30, 2005 compared to the same quarter in fiscal 2004.

The provision for loan losses increased $210,000 to $238,000 for the quarter ended September 30, 2005 from $28,000 for the same quarter in fiscal 2004. The primary reason for this increase was the establishment of a loss allowance of $167,000 on a subordinated commercial mortgage loan, which was previously classified as substandard and placed in non-accrual status. In the quarter ended September 30, 2005, management classified part of this loan as doubtful. The additional $71,000 increase in the provision is due to the growth in the commercial real estate and construction loan portfolio, as well as provisions for other non-accrual loans.

Non-interest income decreased by $11,000 or 1.8% to $601,000 for the quarter ended September 30, 2005 from $612,000 for the same quarter in fiscal 2004. The decrease was primarily due to the reduction in net gains on sale of loans available for sale, offset in part by an increase in mortgage loan and deposit product fees and bank owned life insurance income.

Non-interest expense increased $637,000 or 37.8% to $2.3 million for the quarter ended September 30, 2005 from $1.7 million for the same period in fiscal 2004. The increase was mainly due to compensation and benefit expenses of $363,000, which includes additional salaries for new employees, additional director compensation for meetings and additional pension benefits for employees, as well as the cost of purchasing shares of Company common stock for the ESOP, occupancy expense of $39,000, data processing service charges of $36,000 and professional fees of approximately $177,000.

Provision for income taxes increased by $108,000 or 19.7% to $656,000 for the quarter ended September 30, 2005 compared to $548,000 for the same quarter in fiscal 2004. The provisions reflect fourth quarter adjustments necessary to arrive at the effective tax rates for the full fiscal years.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004.

Net interest income before provision for loan losses increased $1.0 million or 9.0% to $12.4 million for the year ended September 30, 2005 from $11.4 million for fiscal 2004. Interest income increased $1.9 million or 12.1% to $17.3 million for the year ended September 30, 2005 from $15.4 million for fiscal 2004. Interest expense increased $844,000 or 20.8% to $4.9 million from $4.1 million in 2004.

The average balance of net loans increased $17.7 million or 11.1% to $178.0 million for the year ended September 30, 2005 from $160.3 million in fiscal 2004. The total average balance of available-for-sale securities, held-to-maturity securities and other interest-earning assets increased $4.1 million or 3.1% to $135.8 million for the year ended September 30, 2005 compared to $131.7 million for fiscal 2004. The average yield on total interest-earning assets increased 23 basis points to 5.52% for the year ended September 30, 2005 from 5.29% for the year ended September 30, 2004. The average balance of total deposits decreased $4.2 million or 1.6% to $251.7 million for the year ended September 30, 2005 from $255.9 million for fiscal 2004. The average balance of total borrowings increased $706,000 or 8.2% to $9.4 million for the year ended September 30, 2005 from $8.7 million for fiscal 2004. The average cost of total interest-bearing liabilities increased 35 basis points to 1.88% for the year ended September 30, 2005 from 1.53% for fiscal 2004.

The provision for loan loss increased $330,000 to $402,000 for the year ended September 30, 2005 from $72,000 for fiscal 2004. The primary reasons for this increase are the specific loan loss provision of $167,000 previously discussed and a higher general loan loss provision of $235,000, reflecting the growth in the commercial real estate and construction loan portfolio, as well as provisions for non-accrual loans.

Non-interest income increased $96,000 or 4.7% to $2.1 million for the year ended September 30, 2005 from $2.0 million for fiscal 2004. The primary reasons for the increase are increased loan fees and loan service fees of approximately $183,000 and bank owned life insurance income of $47,000, partially offset by decreases in deposit related fees of $40,000, other customer related fees of $14,000 and gain on sale of mortgage loans of $80,000.

Non-interest expense increased $1.4 million or 20.1% to $8.2 million for the year ended September 30, 2005 from $6.8 million for fiscal 2004. The increase includes an increase in compensation and benefit expenses of $717,000, reflecting additional salaries for new employees, additional director compensation for meetings and additional pension benefits for employees, as well as the cost of the ESOP. The increase in non-interest expenses also reflects increases in occupancy costs of $71,000, data processing service bureau expense of $151,000, professional fees of $316,000 and other operating expenses of $145,000.

Provision for income taxes decreased $267,000 to $2.2 million for the year ended September 30, 2005 from $2.4 million for fiscal 2004. The primary reason is lower income before taxes.

Brooklyn Federal Savings Bank operates four banking offices, two located in Brooklyn, one each in Nassau and Suffolk Counties, New York. Additional financial data for the fiscal year ended September 30, 2005 will be furnished in Brooklyn Federal Bancorp's Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission.

This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

                              FINANCIAL HIGHLIGHTS

                                                               At September 30,        At September 30,
                                                                     2005                    2004
                                                               ----------------        ----------------
                                                                            (In thousands)
  Selected Financial Condition Data:

Total assets                                                         $ 340,858               $ 308,835
Cash and due from banks                                                  8,384                   7,904
Time deposits and certificates                                           9,268                   6,871
Securities available-for-sale                                            4,190                   4,093
Securities held-to-maturity                                             99,574                 117,096
Loans available for sale                                                10,651                       -
Loans receivable, net                                                  193,216                 163,027
Deposits                                                               251,634                 256,550
Borrowings                                                               8,149                  10,231
Stockholders' equity                                                    75,209                  36,593


                                                          For the Three Months Ended                   For the Years Ended
                                                                September 30,                             September 30,
                                                       --------------------------------          --------------------------------
                                                           2005                2004                  2005                2004
                                                       ------------        ------------          ------------        ------------
                                                     (In thousands, except per share data)     (In thousands, except per share data)
  Selected Operating Data:

Interest income                                        $      4,865        $      3,841          $     17,323        $     15,448
Interest expense                                              1,384               1,022                 4,896               4,052
                                                       ------------        ------------          ------------        ------------
  Net interest income before provision for loan losses        3,481               2,819                12,427              11,396
Provision for loan losses                                       238                  28                   402                  72
                                                       ------------        ------------          ------------        ------------
  Net interest income after provision for loan losses         3,243               2,791                12,025              11,324
Non-interest income                                             601                 612                 2,140               2,044
Non-interest expense                                          2,322               1,685                 8,214               6,840
                                                       ------------        ------------          ------------        ------------
Income before income taxes                                    1,522               1,718                 5,951               6,528
Provision for income taxes                                      656                 548                 2,171               2,438
                                                       ------------        ------------          ------------        ------------
  Net income                                           $        866        $      1,170          $      3,780        $      4,090
                                                       ============        ============          ============        ============

  Basic earnings per common share                      $       0.07                 N/A          $       0.15 (1)             N/A
  Diluted earnings per common share                    $       0.07                 N/A          $       0.15 (1)             N/A


                                                       At or For the Three Months Ended              At or For the Years Ended
                                                                 September 30,                             September 30,
                                                       --------------------------------          --------------------------------
                                                           2005                2004                  2005                2004
                                                       ------------        ------------          ------------        ------------
      Selected Financial Ratios:

Performance Ratios:
Return on average assets   (2)                               1.01 %              1.52 %                1.16 %              1.35 %
Return on average equity   (2)                               4.63 %             13.09 %                7.09 %             11.99 %
Interest rate spread       (3)                               3.85 %              3.66 %                3.64 %              3.76 %
Net interest margin        (2)                               4.27 %              3.81 %                3.96 %              3.90 %
Efficiency ratio           (4)                              56.88 %             49.11 %               56.39 %             50.89 %

Asset Quality Ratios:
Non-performing assets as a percent of total assets           1.24 %              0.00 %  (5)
Non-performing loans as a percent of total loans             2.07 %              0.01 %
Allowance for loan losses as a percent of total loans        0.64 %              0.56 %

(1) For the period from April 5, 2005 (date of initial public offering) through September 30, 2005.
(2)  Rate for the three month periods are annualized.
(3) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(4) Represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)  Rate percentage is less than 0.01%.